UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
August 11, 2015
Date of Report (Date of earliest event reported)

The Boeing Company
(Exact Name of Registrant as Specified in Charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

100 N. Riverside, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)
(312) 544-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

c	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
c	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
c	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
c	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 11, 2015, the Board of Directors (the “Board”) of The Boeing Company (the “Company”) elected Lynn J. Good, Vice Chairman, President and CEO of Duke Energy Corporation, as a new director. The Board has appointed Ms. Good to the Audit Committee and the Finance Committee.
Ms. Good will participate in the Company’s nonemployee director compensation program, which is described on pages 14 to 15 of the Company’s proxy statement for its 2015 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 13, 2015.
A copy of the Company’s press release announcing the election of Ms. Good is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On August 11, 2015, the Board adopted an amendment to Article II, Section 1 of the Company’s By-Laws to increase the number of directors from eleven to twelve. A copy of the amended and restated By-Laws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

3.2	By-Laws of The Boeing Company, as amended and restated on August 11, 2015
99.1	Press Release dated August 13, 2015
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/s/ Michael F. Lohr
Michael F. Lohr
Vice President, Assistant General Counsel and Corporate Secretary
Dated: August 13, 2015

INDEX TO EXHIBITS

Exhibit Number	Description

3.2	By-Laws of The Boeing Company, as amended and restated on August 11, 2015

99.1	Press Release dated August 13, 2015